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                                                                Exhibit (e) (20)

                                TELOCITY, INC.



                          SECOND AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT






                               DECEMBER 13, 1999
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                          SECOND AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT


     This Second Amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of December 13, 1999, by and among Telocity, Inc., a California corporation (the "Company"), the undersigned purchasers of Series C Preferred Stock of the Company (individually, an "Investor" and collectively, the "Investors")), the existing holders of Investor Rights of the Company by virtue of their purchase of Series A Preferred Stock and Series B Preferred Stock of the Company and parties to that, certain Amended and Restated Investors' Rights Agreement (the "Rights Agreement"), dated as of February 16, 1999 ("Existing Holders") and, with respect to Section 5 below, the undersigned holders of Common Stock of the Company, Peter D. Olson, Thomas Obenhuber, Michael Solomon, Matthew J. Stepovich and Kevin Grundy (collectively, the "Founders"). This Agreement is being entered into pursuant to Section 5.1(h) of that certain Series C Preferred Stock Purchase Agreement of even date herewith between the Company and the Investors (the "Purchase Agreement"). By this Agreement, the Company, the Existing Holders and the Founders desire to, and by signing below do, amend and restate the Rights Agreement, and with the Investors, desire to set forth certain registration and other rights of the parties as set forth below.

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties mutually agree as follows:

     1.  Registration; Restrictions on Transfers.
         ---------------------------------------

         1.1   Definitions.  As used in this Agreement the following terms shall
               -----------
have the following respective meanings:

     "Holder" means any person owning or having the right to acquire Registrable Securities, including Existing Holders and Investors , or any assignee of record thereof in accordance with Section 1.11 hereof.

     "Initial Offering" shall mean the Company's initial public offering registered under the Securities Act, which shall be a Qualifying Offering (as such term is defined in the Company's Articles of Incorporation).

     "Initiating Holders" means any Holder or Holders holding 10% or greater of the aggregate number of the Registrable Securities then outstanding.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or

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issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or, as to any Holder, if the Registrable Securities held by such Holder may be sold immediately pursuant to Rule 144 without restriction.

     "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities or may be received upon conversion of other Registrable Securities and either (1) are then issued and outstanding or
(2) are issuable pursuant to then exercisable or convertible securities.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.3 and 1.6 hereof, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel of the Company and one special counsel to the Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "Shares" shall mean the Company's Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "SEC" or "Commission" means the Securities and Exchange Commission.

          1.2  Restrictions on Transfer.
               ------------------------

               1.2.1 Each of the Holders agrees not to make any disposition of all or any portion of the Shares (or the Common Stock of the Company issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement and:

                      (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

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                      (b)  (i) Such Holder shall have notified the Company of
the proposed disposition and the name and address of the transferee, and (ii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not unreasonably require opinions of counsel for transactions made pursuant to Rule 144.

                      (c)  Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (i) which is a partnership, to its partners, funds administered by any such partner, or retired partners in accordance with partnership interests, (ii) to its members and any affiliates of such members, (iii) which is a corporation, to its affiliates, (iv) to any charitable donee or (v) to such Holder's family member or trust for the benefit of an individual Holder, provided the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder. For purposes of this Agreement, "affiliate," with respect to any person, means any other person that controls, is controlled by, is under common control or investment discretion with such person.

               1.2.2 Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend as follows (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

               1.2.3 The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably satisfactory to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               1.2.4 Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel (which counsel may be counsel to the Company) reasonably satisfactory to the Company to the effect that the securities may be distributed lawfully without such legend.

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          1.3  Demand Registration.
               -------------------

               1.3.1    Request for Registration. In case the Company shall
                        ------------------------
receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 10% of the aggregate number of Registrable Securities then outstanding, provided that the anticipated aggregate offering price of such registration, qualification or compliance, net of standard underwriting discounts, would exceed $5,000,000, the Company will:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this Section 1.3:

                   (a) at any time prior to the earlier of February 16, 2002 or six (6) months after the Company's Initial Offering;

                   (b) in any particular jurisdiction in which the Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                   (c) after the Company has effected four (4) such registrations pursuant to this Section 1.3.1 and such registrations have been declared or ordered effective.

               Subject to the foregoing clauses (a) through (c), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 90 days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such holders within ten
(10) days of its receipt of the request for registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer the offering for a period of not more than ninety (90) days after receipt of the request for registration; provided, however, that this right cannot be exercised more than once in any twelve month period.

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          1.4  Piggyback Registrations.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder, provided, that such notice shall not obligate the Company to file such registration statement. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          1.5  Underwriting.  If the registration statement under which the
               ------------
Company gives notice under Section 1.4 is for an underwritten offering of the Common Stock of the Company, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, in the case of a registration statement filed pursuant to a request under Section 1.4, first to the Company and next to the Holders participating in such registration on a pro rata basis based on the total number of Registrable Securities held by such Holders, or, in the case of a registration statement filed pursuant to a request under Section 1.3, to all of the Holders participating in such registration on a pro rata basis based on the total number of Registrable Securities held by such Holders; provided, however, in no event shall any shares which are not Registrable Securities be included in any registration in which the number of Registrable Securities to be sold in such registration have been limited pursuant to this
Section 1.5, unless the inclusion of such shares has been approved by the holders of three quarters (3/4) of the Registrable Securities and provided, further that in no event shall the limitation on the number of shares included in such registration by the Holders exercising rights under Section 1.4 be reduced below fifty percent (50%) of the total number of securities included in such registration, unless such registration is the Company's Initial Offering, in which case the selling Holders may be excluded if the underwriter makes the determination described above and no other shareholder's securities are included in the registration. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting in the Initial Offering.

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          1.6  Form S-3.  In case the Company shall receive a written request or
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requests from Holders of 10% of Registrable Securities then outstanding that the
Company effect a registration on Form S-3 or any successor form to S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will, provided that it is able to utilize a Form S-3:

               1.6.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               1.6.2 at any time after 180 days following the effective date of the Initial Offering and after 90 days following the effective date of any subsequent registered underwritten offering of the Company's Common Stock to the general public, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.6: (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, (ii) if the Company shall furnish to the Holders a certificate signed by the President or Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.6.2, provided that such right shall not be exercised more than once in any twelve month period, (iii) if the Company has, within the six (6) month period preceding the date of such request, already effected one (1) registration for the Holders pursuant to this Section 1.6, or
(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. In addition, the Company shall not be required to effect a registration pursuant to this Section if within thirty (30) days receipt of a written request from Holders pursuant to this Section, the Company gives notice to the Holders of the Company's good faith intention to make a public offering of the Company's Common Stock within sixty (60) days of such request and the Holders shall be provided with piggyback registration rights for such registration pursuant to Section 1.4 hereof (and may actually sell Shares thereunder) and provided that such Company notice shall not be given more than once in a twelve month period.

               1.6.3 Subject to the foregoing, the Company shall file such registration statement as is then available to the Company covering the Registrable Securities and other securities so requested to be registered as soon as practicable, but in any event not later than thirty (30) days after receipt of the request or requests of the Holders.

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          1.7  Expenses of Registration.  All Registration Expenses incurred in
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connection with any registration under this Section 1 shall be borne by the
Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares of such Holders so registered. The Company shall not, however, be required to pay for the Registration Expenses of any registration proceeding begun pursuant to Section 1.3 or Section 1.6, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company or a public offering of the Company of which the Initiating Holders were not aware at the time of such request or that arose or developed after the date of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
1.3 or Section 1.6 in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne solely by those holders of securities (including Registrable Securities) who withdraw such request for registration in proportion to the number of shares for which registration was requested.

          1.8  Obligations of the Company.  Whenever required to effect the
               --------------------------
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               1.8.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, unless otherwise requested by the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

               1.8.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               1.8.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               1.8.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               1.8.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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                1.8.6  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                1.8.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.9   Delay of Registration; Furnishing Information.
                ---------------------------------------------

                1.9.2 It shall be a condition precedent to the obligations of the Company to register the Registrable Securities of any selling Holder that such selling Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities within a reasonable period after having received a written request from the Company for such information.

          1.10  Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under Sections 1.3, 1.4 or 1.6:

                1.10.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, affiliates, officers, directors, representatives, agents and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein

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or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, affiliate, officer, director, representative, agent, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the indemnity agreement contained in this Section 1.10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, affiliate, officer, director, underwriter or controlling person of such Holder.

               1.10.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information expressly furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 1.10 exceed the net proceeds from the offering received by such Holder.

               1.10.3  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to

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the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to material actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent materially prejudicial, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               1.10.4 If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder under this Section 1.10.4 exceed the net proceeds received from the offering by such Holder.

               1.10.5 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               1.10.6  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

        1.11   Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 1.3 or 1.6 hereof unless it acquires at least two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within a reasonable time, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, affiliate, partner or retired partner of a Holder, any family member or trust for the benefit of any individual Holder or any entity affiliated with the Holder by common ownership.

          1.12  Amendment of Registration Rights.  Any provision of this Section
                --------------------------------
1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 1.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 1, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

          1.13  "Market Stand-Off" Agreement.  If requested by the Company and
                ----------------------------
an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act relating to the Initial Offering, provided that all officers and directors of the Company and shareholders and optionholders of 1% or more of the Company's outstanding shares enter into similar agreements, provided, further, that such market stand-off
                               --------  -------
shall be memorialized in a letter agreement containing customary terms and conditions. The obligations described in this Section 1.13 shall apply solely to a registration relating to the Initial Offering. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period; provided that the underwriter of the Initial Offering has not released such
--------
Holder from such market stand-off.

          1.14  Termination of Registration Rights.  All registration rights
                ----------------------------------
granted under this Section 1 shall terminate and be of no further force and effect seven (7) years after the date following the closing of the Company's Initial Offering or, as to any Holder, if the Registrable Securities held by such Holder may be sold immediately pursuant to Rule 144 without restriction.

          1.15  Reports Under the 1934 Act.  With a view to making available to
                --------------------------
the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

     2.   Covenants of the Company.
          ------------------------

          2.1  Financial Information and Reporting.
               -----------------------------------

               2.1.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               2.1.2 The Company will furnish to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               2.1.3 The Company will furnish to each Holder within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               2.1.4 The Company will furnish to each Holder forty-five (45) days prior to the beginning of each fiscal year, the Company's annual operating plan for the succeeding fiscal year.

               2.1.5  Notwithstanding anything to the contrary stated in this
Section 2.1, the Company shall not be obligated to provide financial information to any Holder (i) if such Holder and its affiliates do not continue to hold at least an aggregate of 500,000 Shares or at least 500,000 shares of Common Stock of the Company issued or issuable upon conversion of the Shares, or (ii) upon the closing of the Initial Offering. For purposes of calculating the number of shares held by a Holder for purposes of this Section 2.1.5, all shares held by Holders who are affiliates (as such term is defined in Rule 405 promulgated under the Securities
Act) shall be aggregated.

               2.1.6. Upon the reasonable request of any Holder, who owns together with its affiliates at least an aggregate of 500,000 Shares or at least 500,000 shares of Common Stock of the Company issued or issuable upon conversion of the Shares, the Company shall provide to such Holder (i) reasonable access during regular business hours to the management of the Company for the purpose of discussing matters related to the Company and (ii) information regarding the Company and its operations.

          2.2  Reservation of Common Stock.  The Company will at all times
               ---------------------------
reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock of the Company issuable from time to time upon such conversion.

          2.3  Right to Observe.  The Company will furnish to holders of Series
               ----------------
B Preferred Stock, who, with their affiliates, hold at least 750,000 Shares, notice of, and permit the attendance at, all meetings of the Board of Directors of the Company, or any committee thereof. Such holders of Series B Preferred Stock shall be entitled to attend such meetings as non-voting observers. The Company will furnish to GE Capital Equity Investments, Inc. ("GE Capital"), for so long as it or any of its affiliates continues to hold at least 250,000 Shares, notice of, and permit its attendance at, all meetings of the Board of Directors of the Company, or any committee thereof. GE Capital shall be entitled to attend such meetings as non-voting observers. Notwithstanding the foregoing, GE Capital agrees not to disclose confidential matters discussed at the Board meeting and the Company shall have the right to exclude such representative if the Company and the Company's counsel reasonably believe it is necessary to protect the attorney-client privilege or the Company's interests. This Section 2.3, other than the first sentence hereof, may not be amended without the written consent of GE Capital.

          2.4  Termination of Covenants.  All covenants of the Company contained
               ------------------------
in Sections 2.1 and 2.2 of this Agreement shall expire and terminate as to each Holder immediately after the Company's Initial Offering.

     3.   Rights of First Refusal.
          -----------------------

          3.1  Subsequent Offerings.  Each Holder shall have a right of first
               --------------------
refusal to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement. Each Holder's pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of Shares (including all shares of Common Stock of the Company issued or issuable upon conversion of the Shares or options or warrants for Shares) of which such Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of stock then outstanding (including all shares of Common Stock of the Company issued or issuable upon conversion of the Shares and other convertible securities and upon the exercise of outstanding and options and warrants). The Company shall promptly, in writing, inform each Holder that elects to purchase all the shares available to it (a "Fully-Exercising Holder") of any other Holder's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the Shares for which Holders were entitled to subscribe but which were not subscribed for by the Holders that is equal to a fraction of the unsubscribed shares. The numerator of such fraction shall be the number of equity securities of the Company (assuming conversion of all such securities to Common Stock of the Company) owned by a Fully-Exercising Holder and the denominator of which shall be the total number of equity securities (assuming the conversion of all such securities to Common Stock of the Company) owned by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares. The term "Equity Securities" shall mean any stock or similar security of the Company or any security convertible, with or without consideration, into any stock or similar security, except that the term "Equity Securities" shall not refer to securities specified in Section 3.5 below. For purposes of determining each Holder's pro rata share, all entities that are affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) shall be aggregated and any such affiliated entities may purchase some or all of the shares available to such affiliated entities pursuant to this Section 3.1.

          3.2  Exercise of Rights.  If the Company proposes to issue any Equity
               ------------------
Securities, it shall give each Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have thirty
(30) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to such Holders if such issuance would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. In the event that the price, terms or conditions of such proposed issuance becomes less favorable to the Company, the Company shall re-offer such Equity Securities to each Holder in accordance with this Section 3.

          3.3  Termination of Rights of First Refusal.  The rights of first
               --------------------------------------
refusal established by this Section 3 shall terminate (i) immediately prior to the closing of the Initial Offering or (ii) upon conversion of all of the Shares into Common Stock of the Company.

          3.4  Transfer of Rights of First Refusal.  The rights of first refusal
               -----------------------------------
of the Holders under this Section 3 may be transferred to any constituent partner or affiliate of the Holders, to any successor in interest to all or substantially all the assets of such Holder, or to any transferee or assignee who holds at least two hundred fifty thousand (250,000) shares (as adjusted for stock splits, combinations and the like) of Registrable Securities, provided that such transferee or assignee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, partner, member or retired partner of a Holder, any family member or trust for the benefit of any individual Holder or any affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of any such Holder.

          3.5  Excluded Securities.  The rights of first refusal established by
               -------------------
this Section shall have no application to any of the following:

               3.5.1 Up to 13,950,000 shares of Common Stock of the Company (and/or options, warrants or other Common Stock of the Company purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, including the director elected by the holders of shares of Series C Preferred Stock;

               3.5.2 stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement and stock issued pursuant to any such rights, agreements, options or warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 3 applied with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants;

               3.5.3 any Equity Securities issued pursuant to a merger, consolidation, acquisition (including technology acquisitions) or similar business combination;

               3.5.4 any Equity Securities that are issued by the Company as part of an underwritten public offering, except as set forth in Section 4 below;

               3.5.5 shares of Common Stock of the Company issued in connection with any stock split, stock dividend or recapitalization by the Company approved by the Company's Board of Directors, including the director elected by the holders of shares of Series C Preferred Stock;

               3.5.6 shares of Common Stock of the Company issued upon conversion of the Preferred Stock of the Company;

               3.5.7 any Equity Securities issued pursuant to any equipment leases, commercial loans, or debt financings approved by the Company's Board of Directors, including the director elected by the holders of shares of Series C Preferred Stock; and

               3.5.8 any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangement or technology transfer or development arrangement, approved by the Company's Board of Directors, including the director elected by the holders of shares of Series C Preferred Stock.

     4.   Company's Initial Offering.  In the event of the Company's Initial
          --------------------------
Offering and subject to all applicable rules, requirements and restrictions of the SEC and the National Association of Securities Dealers, Inc. (the "NASD"), the Company will use reasonable efforts to allow the Investors (including any fund with the same or an affiliated general partner of an Investor or any affiliate of an Investor or any designee of an Investor ) to purchase in any directed share program associated with the Initial Offering; provided, however the Company will have the right to allocate the remaining shares offered in the Initial Offering as the Company determines, in its sole discretion, is in the best interest of the Company and, provided further that, if the underwriter advises the Company that allowing the Investors to participate in the

Initial Offering may reduce the marketability of the offering or otherwise adversely affect the Company then the Company shall not be required to take any action in connection with this Section 4. In connection with any potential purchase under this Section 4, the Investors agree to take all action that the Company or its counsel reasonably deems necessary, appropriate or desirable in connection with such potential purchase, including without limitation prompt notice of whether each Investor desires to participate in the Initial Offering if offered the opportunity by the Company. This Section 4 does not constitute an offer to sell, or a solicitation of an offer to buy any securities of the Company nor shall this Section 4 be construed as granting a right to purchase such securities to the Investors or any other person.

     5.   Agreements Between Holders and Founders.
          ---------------------------------------

          5.1  Right of First Refusal and Co-Sale.
               ----------------------------------

               5.1.1  The Right of First Refusal. If at any time one or more of
                      --------------------------
the Founders propose to sell or otherwise transfer any Common Shares (as defined in Section 5.1.5 below) to parties other than the Holders (on a pro rata basis) in a transaction (a "Transaction") not registered under the Securities Act, then such Founder (a "Selling Founder") shall first promptly notify the Holders of its intention to do so pursuant to Section 5.1.3. Each Holder shall have a right of first refusal to purchase its pro rata share of all Common Shares proposed to be sold by any Selling Founder after such Selling Founder first offers such Common Shares to the Company pursuant to existing agreements containing such right. The Selling Founder shall promptly, in writing, inform each Fully-Exercising Holder of any other Holder's failure to exercise its right of first refusal. During the ten (10) day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the Common Shares for which the Holders were entitled to subscribe but which were not subscribed for by the Holders that is equal to a fraction of the unsubscribed shares. The numerator of such fraction shall be the number of equity securities of the Company (assuming conversion of all such securities to Common Stock) owned by a Fully-Exercising Holder and the denominator of which shall be the total number of equity securities (assuming the conversion of all such securities to Common Stock) owned by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares. For purposes of determining each Holder's pro rata share, all affiliates shall be aggregated and any of such affiliates may sell some or all of the shares available to such affiliates pursuant to this Section 5.1.1.

               5.1.2  The Right of Co-Sale.  If the Company and any Holders have
                      --------------------
waived or failed to timely exercise their Rights of First Refusal as to all or any part of the Common Shares proposed to be sold by a Selling Founder, then each Holder that has not exercised its Right of First Refusal shall have a Right of Co-Sale as set forth in this Section 5.1.2. Any Holder which notifies such Founder in writing within thirty (30) days after receipt of the notification from such Founder referred to in Section 5.1.3 shall have the opportunity to sell up to a pro rata portion of the Common Shares which the Founder proposes to sell to such third party in the Transaction. In such instance, the Selling

Founder shall assign so much of his interest in the proposed agreement of sale as the Selling Founder shall be entitled to and shall request hereunder, and the Holder shall assume such part of the obligations of the Selling Founder under such agreement as shall relate to the sale of the securities by the Selling Founder. For the purposes of this Section 5.1.2, the "pro rata portion" which the Holder shall be entitled to sell shall be an amount of Common Shares equal to a fraction of the total amount of Common Shares proposed to be sold to such third party. The numerator of such fraction shall be the number of equity securities of the Company (assuming the conversion of all such securities to Common Stock) owned by Holder and the denominator shall be the total number of equity securities (assuming the conversion of all such securities to Common Stock) owned by all participating Selling Founders and the other Holders proposing to sell shares in the Transaction (individually a "Selling Holder" and collectively the "Selling Holders"). Each Holder shall notify the Selling Founder whether it elects to sell an amount equal to or less than its pro rata share of the Common Shares so offered. The Selling Founder shall promptly, in writing, inform each Selling Holder of any other Selling Holder's failure to exercise its right of co-sale in full. During the ten (10) day period commencing after such information is given, each Selling Holder may elect to sell that portion of the Common Shares for which the Selling Holders were entitled to sell but which were not sold by the Selling Holders that is equal to their pro rata portion of the unsold shares. Each Holder shall be entitled to apportion Common Shares to be sold among its partners, members, or affiliates, provided that such Holder notifies the Selling Founder and the Company of such allocation, and provided that such allocation does not preclude the Company's reliance on any exemption from the registration provisions of the Securities Act or the applicable qualifications provisions. For purposes of this Section 5.1., the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like.

               5.1.3  Notice. Prior to any sale by a Founder of any Common
                      ------
Shares, the Founder shall notify each Holder, in writing, of his intention to sell such securities (the "Offered Securities"), setting forth in reasonable detail the general terms under which he proposed to make such sale including the number of Common Shares to be sold or transferred, the nature of the sale or transfer, the consideration to be paid and the identity of the Holder. Within thirty (30) days after receipt of such notice, any Holder which desires to exercise its rights under this Section 5.1 shall notify the Founder of its desire to do so. Each Holder shall be entitled to apportion Offered Securities to be sold or purchased among its partners and affiliates, provided that such Holder notifies the Founder of such intention to do so.

               5.1.4  Failure to Notify.  If within thirty (30) days after the
                      -----------------
Founder gives his aforesaid notice to the Holders, the Holders do not notify the Founder that they desire to sell or purchase all of their pro rata portions of the Common Shares described in such notice for the price and on the terms and conditions set forth therein, then the Founder may sell during the 90-day period thereafter such Common Shares as to which the Holders do not elect to sell or purchase. Any such sale or purchase shall be made only to persons identified in the Founder's notice and at the same price and upon the same terms and conditions as those set forth in the notice. In the event the Founder has not sold the Common Shares or entered into an agreement to sell the Common Shares within such 90-day period set forth in Section 5.1.3, the Founder shall not thereafter sell any Common Shares without first notifying the Holders in the manner provided above.

               5.1.5  Definition. The term "Common Shares" shall mean all shares
                      ----------
of Common Stock of the Company owned or subsequently acquired by a Founder and all shares of Common Stock of the Company issuable upon exercise or conversion of any exercisable or convertible securities held or subsequently acquired by Founder.

               5.1.6  Limitations to Rights of Co-Sale and First Refusal.
                      --------------------------------------------------
Notwithstanding the provisions of this Section 5.1:

                      (a) a Founder may sell or otherwise assign, without consideration, Common Shares to any or all of his ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his ancestors, descendants, spouse, or members of his immediate family without compliance with this Section 5.1, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Founder under this Agreement with respect to the transferred securities;

                      (b) the Company may exercise in full its rights to repurchase unvested Common Stock of the Company issued pursuant to stock purchase or option agreements entered into between the Company and the Founders without compliance with this Section 5.1;

                      (c) a Founder may sell, transfer or pledge up to ten percent (10%), in the aggregate, of the Common Stock of the Company held by such Founder as of the date hereof without compliance with this Section 5.1, except that such Founder shall give the Company detailed notice of such sale at least ten (10) days prior to the consummation of such sale and such transferee shall agree to assume the obligations of transferor as provided herein;

                      (d) a Founder may sell the Common Stock of the Company held by such Founder in connection with the Initial Offering without compliance with this Section 5.1, so long as the Holders are also permitted to sell in the Initial Offering the same proportion of their Registrable Securities as the maximum proportion of the Common Stock of any Founder that such Founder is permitted to sell.

          5.2  Board of Directors.  So long as at least 1,000,000 Shares are
               ------------------
issued and outstanding, the Founders and the Holders agree to vote all shares held by them by written consent or a duly held meeting of shareholders in favor of each of (i) any two (2) representatives of the holders of Series A Preferred Stock (the "Series A Designees") to serve as nominees to the Company's Board of Directors, who, as of the date hereof, are Andrew S. Rappaport and David Cowan, and (ii) any two (2) representatives of the holders of Series C Preferred Stock (the "Series C Designees") to serve as nominees to the Company's Board of Directors, of which one (1) member shall be appointed by NBCi, who initially shall be Edmond Sanctis, and one (1) member shall be appointed by NBC upon the earlier of (A) the closing of the Initial Offering or (B) one year after the date hereof; provided that at such time NBC owns, directly or indirectly, all of the shares of Series C Preferred Stock (or Common Stock into which such Series C Preferred Stock is converted) that it acquires pursuant to this Agreement.
Until such time that

NBC is allowed to appoint one member of the Board of Directors, there shall remain one vacancy on the Board of Directors. NBC shall continue to have the right to elect a director until such time as it no longer holds at least 66% of the shares of Series C Preferred Stock that it acquires pursuant to the Purchase Agreement. The Founders and Holders agree to vote all shares held by them by written consent or a duly held meeting of shareholders in favor of each of any two (2) representatives of the holders of the Company's Common Stock to serve as nominees to the Company's Board of Directors, who, as of the date hereof, are Peter Olson and Michael Solomon. The seventh member of the Board of Directors, who, as of the date hereof, is Randy Strahan, shall be agreeable to two-thirds of the members of the Board of Directors.

          5.3  Legends.
               -------

               5.3.1.  Founders.  All instruments evidencing Common Shares held
                       ---------
by the Founders shall bear the following legends:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT CONTAINED IN THE SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT DATED DECEMBER 13, 1999. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT CONTAINED IN THE SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT DATED DECEMBER 13, 1999 (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

               5.3.1.  Holders.  All instruments evidencing Shares held by the
                       --------
Holders shall bear the following legend:

     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT CONTAINED IN THE SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT DATED DECEMBER 13, 1999 (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

          5.4  Termination.  The obligations of the Founders under Sections 5.1
               -----------
and 5.2 shall terminate and be of no further force and effect after two (2) years following the effective date of the Company's Initial Offering.

          5.5  Assignment.  Upon written notice to the Founders, the rights
               ----------
granted pursuant to this Section 5.1 may be assigned by a Holder or its transferees upon a sale or transfer (other than a sale thereof to the public) of Shares or the Common Stock of the Company issued or issuable upon conversion of the Shares held by such Holder; so long as (i) such transferee holds at least 500,000 Shares or 500,000 shares of the Common Stock of the Company issued or issuable upon conversion of the Shares or (ii) such transferee is a charitable donee and holds 50,000 Shares or 50,000 shares of Common Stock of the Company issued or issuable upon conversion of the Shares, and provided that any transferee of a Holder shall agree to become subject to the obligations of the Holders hereunder. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, partner or retired partner of a Holder, any family member or trust for the benefit of any individual Holder or any affiliate of any such Holder.

          5.6  Amendment.  The rights and obligations of the Founders and the
               ---------
Holders under this Section 5 may only be amended (either generally or in a particular instance) by a statement in writing signed by (i) a majority of the shares held by the Founders whose rights and obligations are to be amended and
(ii) two-thirds (2/3) of the shares held by the Holders.

          5.7  No Waiver.  The exercise or non-exercise of the rights of a
               ---------
Holder hereunder to participate in one or more sales of Common Shares made by a Founder shall not adversely affect their rights to participate in subsequent sales of Common Shares subject to Section 5.1.

     6.   Covenants.
          ---------

          6.1  Consent of NBC and NBCi for Certain Matters.  The prior written
               -------------------------------------------
consent of NBC and NBCi will be required for any action which results in: (a) the issuance of any equity or debt securities to any NBCi Competitor or NBC Competitor (each as defined below), (b) any merger of the Company with, or sale of assets of the Company with a fair market value of at least $100,000 to, any NBCi Competitor or NBC Competitor, or (c) the issuance of equity or equity-linked securities senior to the Series C Preferred Stock; provided that after June 30, 2000, in the event that the Company receives a bona fide offer from an NBC Competitor or NBCi Competitor to purchase any equity or debt securities of the Company or all or substantially all of its assets, the Company may accept such offer without the prior written consent of consent of NBC or NBCi if neither NBC nor NBCi offers to purchase such securities or assets on the same terms within ten (10) days of receipt of a notice, which notice shall include the identity of the offeror and a complete description of the terms and conditions of such offer; including the number and type of securities or assets to be purchased, the purchase price and the terms upon which securities are to be purchased and which shall be delivered to NBC and NBCi within ten (10) days of receipt of such offer, it being understood that if the terms and conditions of such offer become more favorable to the offeror, then the Company shall provide NBC and NBCi with an additional ten(10) business day period in which to match such revised offer. NBC and/or NBCi may match any offer made by an NBC Competitor or NBCi Competitor with cash or stock (or a combination thereof) of equal value to the purchase price proposed by the offeror. "NBC Competitor" means Disney/ABC, CBS/Viacom, News Corporation/Fox, Time Warner, Liberty Media, USA Network or their affiliates. "NBCi Competitor" means Yahoo!, MSN, AOL/Netcenter, Excite AtHome, Lycos, Go Network, Go2Net.com, AltaVista, CMGI (so long as CMGI continues to own a controlling interest in an Internet e-commerce/content company which could provide services/content which may compete with those provided by NBCi), Amazon or their respective affiliates. As used above, "affiliates" shall include entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with one or more of the entities listed above. The rights and obligations under this Section 6.1 shall terminate immediately upon the closing of the Initial Offering.

          6.2  Right of First Negotiation.  So long as the Operating Agreement
               --------------------------
is in effect NBC and NBCi shall have the rights as set forth in this Section 6.2 provided that the party exercising such rights owns at least 2,500,000 shares of Series C Preferred Stock (or any Common Stock issued upon conversion thereof).

               6.2.1. In the event that the Company receives a bona fide offer from an NBC Competitor or NBCi Competitor to purchase a twenty per cent (20%) or greater interest in the Company or all or substantially all of the Company's assets, the Company will provide written notice to NBC and NBCi that an offer has been received within ten (10) business days of receiving such offer, including the identity of such bona fide offeror and a complete description of the terms and conditions of such offer. In the event that the Company intends to accept such offer, the Company first will negotiate exclusively and in good faith with NBC and NBCi for thirty (30) days to allow NBC and/or NBCi to make an offer to purchase such interest or such assets. If the Company shall have negotiated exclusively and in good faith and shall have failed to reach an agreement with NBC and/or NBCi, as a group or individually, regarding such purchase within thirty (30) days after NBC and NBCi shall have received such written notice from the Company, then the Company may sell such interest or assets to such Competitor on terms which are no less favorable to the Company than those last offered to NBC and NBCi.

               6.2.2 In the event that the Company receives a bona fide offer from any entity other than an NBC Competitor or NBCi Competitor to purchase a twenty per cent (20%) or greater interest in the Company or all or substantially all of the Company's assets, the Company will provide written notice to NBC and NBCi that an offer has been received within ten (10) business days of receiving such offer, including the identity of the bona fide offeror and a complete description of the terms and conditions of such offer. If either NBC or NBCi desire to make a competitive offer, then the Company shall negotiate exclusively and in good faith with NBC or NBCi, as the case may be, the terms of such competitive offer. If the Company shall have negotiated exclusively and in good faith and shall have failed to reach an agreement with NBC and/or NBCi, as a group or individually, regarding such competitive offer within thirty (30) days after NBC and NBCi shall have received such written notice, then the Company may sell such interest or assets to such entity on terms which are no less favorable to the Company than those last offered to NBC and NBCi.

          6.3  Amendment.  Sections 6.1 and 6.2 and this Section 6.3 may not be
               ---------
amended without the written consent of NBC and NBCi.

          6.4  Remedies.  Upon the breach of any covenant, representation or
               --------
warranty which would have a material adverse effect on the business of the Company and which cannot be cured within a reasonable period of time, or upon bankruptcy, liquidation or insolvency of the Company, or upon the failure to make mandatory redemptions of Preferred Stock as set forth in the Company's Articles of Incorporation within a reasonable period of time, Purchasers shall have the right to elect up to one (1) additional member to the Board of Directors of the Company and the Holders and Founders hereby agree to vote their shares of capital stock in the Company to increase the size of the Board of Directors in order to accommodate such additional member.

          6.5  Amendment of Articles of Incorporation.  The Company and all
               --------------------------------------
parties to this Agreement hereby agree to amend and restate the Company's Third Amended and Restated Articles of Incorporation as set forth in Exhibit A
                                                               ---------
attached hereto as soon as reasonably practicable after the date of this Agreement and each of the Investors, the Existing Holders and the Founders agrees to execute on the date hereof the shareholder consent to such effect attached hereto as Exhibit B.
                   ---------

     7.   MisceLlaneous.
          -------------

          7.1  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement: (a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding; (b) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          7.2  Waiver of Jury Trial.  Each party hereto hereby waives, to the
               --------------------
fullest extent permitted by applicable state law, any right that it may have to a trial by jury in respect of any claim, action, lawsuit or proceeding (collectively, "Litigation") directly or indirectly arising out of, under, or in connection with this Agreement, whether grounded in tort, contract or otherwise. Each party hereto (i) certifies that no representative, agent, attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of Litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this subsection.

          7.3  Survival.  The representations, warranties, covenants, and
               --------
agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          7.4  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, this Agreement, and the rights and obligations hereunder, may not be assigned by any party hereto to a third party (excluding any subsidiary, parent, affiliate, general partner, limited partner or acquiror of such party hereto) without the prior written consent of the Company and the holders of at least a majority in interest of the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto; provided, however, that prior to the receipt by the Company of written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          7.5  Separability.  In case any provision of the Agreement shall be
               ------------
invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.6  Amendment and Waiver.
               --------------------

               7.6.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least two-thirds (2/3) of the Shares (including any Common Stock of the Company issued upon the conversion of the Shares).

               7.6.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Company and the holders of at least two-thirds (2/3) of the Shares (including any Common Stock of the Company issued upon the conversion of the Shares).

          7.7  Delays or Omissions.  It is agreed that no delay or omission to
               -------------------
exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any other party hereto under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

          7.8   Notices.  All notices required or permitted hereunder shall be
                -------
in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon confirmed receipt of telex or facsimile by the intended recipient, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          7.9   Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.10  Pronouns.  All pronouns contained herein and any variations
                --------
thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

          7.11  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.12  Entire Agreement.  This Agreement constitutes the full and
                ----------------
entire understanding and agreement between the parties regarding the matters set forth herein, and supersedes and cancels any prior agreements.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

Telocity, Inc.

By: /s/ Patti S. Hart
    --------------------------------
    Patti Hart, President and CEO

10355 North De Anza Boulevard
San Jose, CA 95014



                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

EXISTING HOLDERS:                 AUGUST CAPITAL, L.P., for itself and as
                                  nominee for August Capital Strategic Partners,
                                  L.P. and August Capital Associates, L.P.
/s/ Peter Olson                   By: August Capital Management, L.L.C., its
----------------------------
Peter Olson                           general partner

c/o Telocity, Inc.                By: /s/ Mark G. Wilson
                                      ------------------------------
10355 North De Anza Boulevard         Mark G. Wilson, Member
San Jose, CA 95014

/s/ Michael Solomon                   2480 Sand Hill Road, Suite 101
----------------------------
Michael Solomon                       Menlo Park, CA 94025

c/o Telocity, Inc.                    Bessemer Venture Partners IV L.P.
10355 North De Anza Boulevard         By: Deer IV & Co. L.L.C, General Partner
San Jose, CA 95014

/s/ Kevin Grundy                      By: /s/ Robert H. Buescher
----------------------------             ----------------------------
Kevin Grundy                              Robert H. Buescher, Manager

c/o Telocity, Inc.                    Bessemer Venture Partners IV L.P.
10355 North De Anza Boulevard         By: Deer IV & Co. L.P.
San Jose, CA 95014

/s/ John K. Seamons
----------------------------
John Seamons                          Bessemer Venture Partners IV L.P.
                                      By: Deer IV & Co. L.P.
0103 Stackyard Lane
Basalt, CO 81621

                                      By: ___________________________
                                          Robert H. Buescher, Manager

                                      1400 Old County Rd., Suite 407
                                      Westbury, NY 11590

EXISTING HOLDERS (cont'd)

Comdisco, Inc.                        Bessemer Venture Partners IV L.P.

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

Comdisco, Inc.                        Bessec Ventures IV L.P.
                                      By: Deer IV & Co. L.L.C., General Partner

By: /s/ James P.Labe                  By: /s/ Robert H. Buescher
    --------------------------            ----------------------------
Name: James P. Labe, President            Robert H. Buescher, Manager
      ------------------------

Its:__________________________        Address: 1400 Old County Rd., Ste. 407
                                               Westbury, NY 11590

                                      Mohr, Davidow Ventures V, L.P.
6111 N. River Road                    By:  Fifth MDV Partners, L.L.C.,
Rosemont, IL 60018                    Its: General Partner
Attn: Jill Hanses
                                      By: /s/ Jonathan D. Feiber
                                          ----------------------------
Stanford University                       Jonathan D. Feiber, Member

By: /s/ Carol Gilmer                  Address: 2775 Sand Hill Road, Suite 240
    --------------------------
                                      Menlo Park, CA 94025
Name: Carol Gilmer
      ------------------------
                                      Mohr, Davidow Ventures V, L.P.
Its: Gift Administrator, Stanford     as nominee for MDV Entrepreneurs' Network
     Management Co. On Behalf of the Fund II (A), L.P. and MDV Entrepreneurs' Board of Trustees Of the Leland Network Fund II (B), L.P.
     Stanford Junior University       By:  Fifth MDV Partners, L.L.C.,
                                      Its: General Partner
2770 Sand Hill Road
Menlo Park, CA 94025                  By: /s/ Jonathan D. Feiber
Attn: Carol Gilmer                        ----------------------------
                                          Jonathan D. Feiber, Member

Blumenfeld & Cohen                    Address: 2775 Sand Hill Road, Suite 240

                                      Menlo Park, CA 94025
By:___________________________
Its:__________________________

Address:______________________


EXISTING HOLDERS (cont'd)


                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

Gray Cary Ware & Freidenrich LLP             RRE Investors, L.P.

By: /s/ Margaret H. Kavalaris                By: /s/ Andrew L. Zalasin
    ------------------------------               ---------------------------
    Margaret H. Kavalaris, Partner               Andrew L. Zalasin

400 Hamilton Avenue                              Its: Member, General Partner
Palo Alto, CA 94301-1825

H. Joseph and Joele L. Horowitz as               Address: RRE Investors
trustees of the Horowitz Family Trust                     126 East 56th Street
Dated 11/6/89                                             New York, NY 10022

By: /s/ H. Joseph Horowitz                       RRE Investors Fund, L.P.
    ---------------------------------
                                                 By: /s/ Andrew L. Zalasin
Name: H. Joseph Horowitz                             ---------------------------
      -------------------------------                Andrew L. Zalasin

Its:  Trustee                                    Its: Member, General Partner

Address: 52 Isabella Avenue                      Address: P.O. Box 31106 SMB
         Atherton, CA 94027                               West Bay Road
                                                          Grand Cayman, Cayman
                                                          Island B.W.I.
By: /s/ Manuel A. Henriquez
    ---------------------------------
    Manuel A. Henriquez

Address: 170 Hanna Way
         Menlo Park, CA 94025


Labe Revocable Trust, dated
October 15, 1998

By: /s/ [ILLEGIBLE]
    ---------------------------------

Its:_________________________________

Address:_____________________________

        _____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreements as of the date set forth in the first paragraph hereof.

FOUNDERS:

/s/ Thomas Obenhuber
-------------------------
Thomas Obenhuber


/s/ Matthew J. Stepovich
-------------------------
Matthew J. Stepovich

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreements as of the date set forth in the first paragraph hereof.

FOUNDER:


/s/ Peter D. Olson
--------------------------
Peter D. Olson


                               CONSENT OF SPOUSE

     I, Jane E. Olson, spouse of Peter D. Olson, acknowledge that I have read the Agreement and that I know its contents. I am aware that by its provisions there are certain restrictions imposed upon the sale or other disposition during my spouse's lifetime of the Common Shares of the Company which my spouse owns. I hereby agree that my interest, if any, in the Common Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Shares shall be similarly bound by the Agreement.

                                        /s/ Jane E. Olson
                                        -----------------------
                                        [Signature]

                                        JANE E. OLSON
                                        -----------------------
                                        [Print Name]

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreements as of the date set forth in the first paragraph hereof.

FOUNDER:


/s/ Michael Solomon
------------------------
Michael Solomon


                               CONSENT OF SPOUSE

     I, Kimberly Solomon, spouse of Michael Solomon, acknowledge that I have read the Agreement and that I know its contents. I am aware that by its provisions there are certain restrictions imposed upon the sale or other disposition during my spouse's lifetime of the Common Shares of the Company which my spouse owns. I hereby agree that my interest, if any, in the Common Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Shares shall be similarly bound by the Agreement.

                                        /s/ Kimberly Olson
                                        ------------------------
                                        [Signature]

                                        Kimberly Olson
                                        ------------------------
                                        [Print Name]

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreements as of the date set forth in the first paragraph hereof.

FOUNDER:


/s/ Kevin Grundy
-----------------------
Kevin Grundy

                               CONSENT OF SPOUSE

     I, Ann Grundy, spouse of Kevin Grundy, acknowledge that I have read the Agreement and that I know its contents. I am aware that by its provisions there are certain restrictions imposed upon the sale or other disposition during my spouse's lifetime of the Common Shares of the Company which my spouse owns. I hereby agree that my interest, if any, in the Common Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Shares shall be similarly bound by the Agreement.


                                        /s/ Ann Grundy
                                        ------------------------
                                        [Signature]

                                        Ann Grundy
                                        ------------------------
                                        [Print Name]


                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreements as of the date set forth in the first paragraph hereof.

INVESTORS:

NBC Internet, Inc.                           ValueVision International, Inc.

                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------

By: /s/ Edmond P. Sanctis                    Name: [ILLEGIBLE]
    ----------------------------------             -----------------------------

Name: Edmond P. Sanctis                      Its:  Vice Chairman
                                                   -----------------------------
Its:  President and Chief Operating Officer

                                             Address: 6740 Shady Oak Rd.
Address: 300 Montgomery Street, Suite 300             Eden Prairie, MN 55416
         San Francisco, CA 94104
         Attention: President


National Broadcasting Company, Inc.         GE Capital Equity Investments, Inc.


By: /s/ Martin Yudhovitz                    By: /s/ Robert R James
    ----------------------------------          --------------------------------

Name: Martin Yudhovitz                      Name: Robert R. James
      --------------------------------            ------------------------------

Its:  President, NBC Interactive Media      Its:  Senior Vice President

Address: 30 Rockefeller Plaza               Address: 120 Long Ridge Road
         New York, NY 10112                          Stamford, CT 06927
         Attention: President, NBC Interactive
         Media

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

INVESTORS:

Mohr, Davidow Ventures V, L.P.               Bessemer Venture Partners IV LP
By:  Fifth MDV Partners, L.L.C.,
Its: General Partner
                                             By: _______________________________
By: /s/ Jonathan D. Feiber
    -------------------------------
    Jonathan D. Feiber, Member               Name: _____________________________

Address: 2775 Sand Hill Road, Suite 240      Its: ______________________________
         Menlo Park, CA 94025
                                             Address: 1400 Old County Rd., Ste.
Mohr, Davidow Ventures V, L.P.                        407 Westbury, NY 11590
as nominee for MDV Entrepreneurs'
Network Fund II (A), L.P. and MDV
Entrepreneurs' Network Fund II (B), L.P.     Bessec Ventures IV L.P.
By:  Fifth MDV Partners, L.L.C.,
Its: General Partner                         By: _______________________________

By: /s/ Jonathan D. Feiber                   Name: _____________________________
    -----------------------------------
    Jonathan D. Feiber, Member
                                             Its: ______________________________
Address: 2775 Sand Hill Road, Suite 240
         Menlo Park, CA 94025                Address: 1400 Old County Rd., Ste.
                                                      407 Westbury, NY 11590

AUGUST CAPITAL, L.P., for itself and as      Mohr, Davidow Ventures V-L, L.P.
nominee for August Capital Strategic         By:  Fifth MDV Partners, L.L.C.,
Partners, L.P. and August Capital            Its: General Partner
Associates, L. P.
By: August Capital Management, L.L.C.,       By: /s/ Jonathan D. Feiber
                                                 -------------------------------
    its general partner                          Jonathan D. Feiber, Member

                                             Address: 2775 Sand Hill Road, Suite
By: /s/ Mark G. Wilson                                240 Menlo Park, CA 94025
    -----------------------------------
    Mark G. Wilson, Member

2480 Sand Hill Road, Suite 101
Menlo Park, CA 94025

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

INVESTORS:

Stanford University                                     Comdisco, Inc.

By: /s/ Carol Gilmer                                    By: _____________________________________
    ----------------------------------------------

Name: Carol Gilmer                                      Name: ___________________________________
      --------------------------------------------
      Gift Administrator, Stanford Management Co.
      On Behalf of the Board of Trustees
      Of the Leland Stanford Junior University
Its:  --------------------------------------------      Its: ____________________________________

2770 Sand Hill Road                                     1116 N. River Road
Menlo Park, CA 94025                                    Rosemont, IL 60018
                                                        Attn: Jill Hanses


By: /s/ Patti Hart                                      By: _____________________________________
    ----------------------------------------------
        Patti Hart                                              John Seamons

c/o Telocity, Inc.                                      0103 Stackyard Lane
10355 North De Anza Boulevard                           Basalt, CO 81621
San Jose, CA 95014


By: /s/ Peter Olson
    ----------------------------------------------
        Peter Olson

c/o Telocity, Inc.
10355 North De Anza Boulevard
San Jose, CA 95014

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

INVESTORS:

                                       RRE Investors Fund, L.P.

                                       By: /s/ Andrew L. Zalasin
                                           ----------------------------------
                                           Andrew L. Zalasin

                                       Its: Member, General Partner

                                       Address: P.O. Box 31106 SMB
                                                West Bay Road
                                                Grand Cayman, Cayman Islands
                                                B.W.I.
RRE Investors, L.P.                    Labe Revocable Trust, dated October 15,
                                       1998

By: /s/ Andrew L. Zalasin
    ------------------------------
    Andrew L. Zalasin
                                       By: /s/ [ILLEGIBLE]
                                           ----------------------------------

Its: Member, General Partner           Name: ________________________________

Address: RRE Investors                 Its:  TRUSTEE
                                             --------------------------------
         126 East 56th Street
         New York, NY 10022            Address: P.O Box 620450
                                                Woodside, CA 94062

By: /s/ Manuel A. Henriquez            By: /s/ Kevin Grundy
    ------------------------------         ----------------------------------
    Manuel A. Henriquez                    Kevin Grundy

Address: 170 Hanna Way
         Menlo Park, CA 94025          c/o Telocity, Inc.
                                       10355 North De Anza Boulevard
                                       San Jose, CA 95014

                   SIGNATURES TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTORS:

Gray Cary Ware & Freidenrich LLP                Besstel LLC


By:________________________________             By: /s/ Robert D. Lindsay
                                                   ----------------------------
   Margaret H. Kavalaris, Partner
                                                Name: Robert D. Lindsay
                                                     --------------------------
400 Hamilton Avenue
Palo Alto, CA 94301-1825                        Its: Authorized Signatory
                                                    ---------------------------

                                                c/o Bessemer Partners & Co.
                                                630 Fifth Avenue, 39th Floor
                                                New York, NY 10111
                                                Attn:  Robert Roriston
                                                Fax:  (212) 307-6314
                                                Phone:  (212) 708-9237


Quantum Industrial Partners LDC                 SFM Domestic Investments LLC


By: /s/ Michael C. Neus                         By: /s/ Michael C. Neus
   --------------------------------                ----------------------------
Name:   Michael C. Neus                         Name:  Michael C. Neus
   --------------------------------                ----------------------------
Its: Attorney-In-Fact                           Its: Attorney-In-Fact
   --------------------------------                ----------------------------

Curacao Corporation Company N.V.                c/o  Soros Fund Management LLC
Kaya Flambonyan 9                               888 Seventh Avenue, Suite 3300
Willemstad, Curacao                             New York, NY 10106
Netherlands Antilles                            Attn:  Michael C. Neus
Fax:   (011) 599-97-322-420                     Phone: (212) 397-5540
Phone: (011) 599-97-322-422                     Fax:   (212) 664-0544

Copy to: Soros Fund Management LLC
-------
         888 Seventh Avenue, Suite 3300
         New York, NY 10106
         Attn:  Michael C. Neus
         Phone: (212) 397-5540
         Fax:  (212) 664-0544


INVESTORS:

                   SIGNATURE TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.


By: /s/ Donald B. Marron                        By: /s/ Frank Drazka
   ----------------------------------              -----------------------------
        Donald B. Marron                                Frank Drazka

Address:                                        Address:



By: /s/ Joeseph J. Grano Jr.                    By: /s/ J. Scott Coburn
   ----------------------------------              -----------------------------
        Joeseph J. Grano Jr.                            J. Scott Coburn

Address:                                        Address:



By: /s/ Steven P. Baum                          By: /s/ Thomas H. Mahoney, IV
   ----------------------------------              -----------------------------
        Steven P. Baum                                  Thomas H. Mahoney, IV

Address:                                        Address:



By: /s/ Brian M. Barefoot                       By: /s/ Joseph L. Morea
   ----------------------------------              -----------------------------
        Brian M. Barefoot                               Joseph L. Morea

Address: 18 Lenox Road                          Address:
         Summit NJ 07901



By: /s/ Leonard Brooks, III                     By: /s/ Suzanne E. Maccagnan
   ----------------------------------              -----------------------------
        Leonard Brooks, III                             Suzanne E. Maccagnan

Address:                                        Address:


INVESTORS:

                   SIGNATURE TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.



By: /s/ Donald C. Cacciapaglia
   --------------------------------
        Donald C. Cacciapaglia

Address: 95 Stuyuesant Ave
         Rye, NY 10580

                   SIGNATURE TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.


INVESTORS:


By: _________________________________        By:________________________________
         Donald C. Cacciapaglia                       Stephen P. Bowen

Address:                                     Address: Blumenfeld & Cohen
                                                      4 Embarcadero Center, Suite 1170
                                                      San Francisco, CA 94111
                                                      (415) 394-7500


By:  /s/ Elise P.W. Kiely                    By:  /s/ Dave M. Naseman
   ----------------------------------           --------------------------------
         Elise P.W. Kiely                             Dave M. Naseman

Address: Blumenfeld & Cohen                  Address: Blumenfeld & Cohen
         1625 Massachusetts Avenue NW                 56 Desert Highlands
         Suite 300                                    10040 East Happy Valley Road
         Washington, DC 20036                         Scottsdale, AZ 85255
         (202) 955-6300                               (480) 473-7068


By:  /s/ Jeffrey Blumenfeld                  By:  /s/ Gary M. Cohen
   ----------------------------------           --------------------------------
         Jeffrey Blumenfeld                           Gary M. Cohen

Address: Blumenfeld & Cohen                  Address: Blumenfeld & Cohen
         1625 Massachusetts Avenue NW                 1625 Massachusetts Avenue NW
         Suite 300                                    Suite 300
         Washington, DC 20036                         Washington, DC 20036
         (202) 955-6300                               (202) 955-6300


By:  /s/ Christy C. Kunin                    By:  /s/ Glenn B. Manishin
   ----------------------------------           --------------------------------
         Christy C. Kunin                             Glenn B. Manishin

Address: Blumenfeld & Cohen                  Address: Blumenfeld & Cohen
         1625 Massachusetts Avenue NW                 1625 Massachusetts Avenue NW
         Suite 300                                    Suite 300
         Washington, DC 20036                         Washington, DC 20036
         (202) 955-6300                               (202) 955-6300

                   SIGNATURE TO INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.




GCWF Investment Partners
                                           By:__________________________________
                                              Margaret H. Kavalaris
By: /s/ Gregory Gallo
   --------------------------------
    Gregory Gallo, President and           c/o Gray Cary Ware & Freidenrich LLP
    Chief Financial Officer                400 Hamilton Avenue
                                           Palo Alto, CA 94301-1825
400 Hamilton Avenue
Palo Alto, CA 94301-1825